EXHIBIT INDEX


Exhibit
Number         Description

     16 Letter from Virchow, Krause & Company, LLP to the Securities and Exchange Commission dated August 22, 2005


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                                                                  Exhibit 16


August 22, 2005


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir or Madam,


We were principal accountants for Jove Corporation and, under the date of April 7, 2005, we reported on the consolidated financial statements of Jove Corporation as of and for the years ended December 31, 2004 and 2003. On August 16, 2005, we informed Jove Corporation that we declined to stand for re-election and that the client-auditor relationship with Virchow, Krause & Company, LLP, ceased. We have read the statements of Jove Corporation that are included in
Item 4.01 of the Current Report on Form 8-K of Jove Corporation dated August 22, 2005, to be filed with the Securities and Exchange Commission, and we are in agreement with the statements contained therein concerning our firm, except that we are not in a position to agree or disagree with the last two sentences of the first paragraph of Item 4.01.

Very truly yours,

/s/Virchow, Krause & Company, LLP
--------------------------------
VIRCHOW, KRAUSE & COMPANY, LLP